CONSULTING AGREEMENT


         CONSULTING AGREEMENT between Genius Products, Inc. (the "COMPANY") and Johnny Drummond ("CONSULTANT"), dated as of May 25, 2000.

         WHEREAS, the Company wishes to retain the services of Consultant and Consultant wishes to provide consulting services to the Company, in particular investor relations advisory services; and

         WHEREAS, the Company wishes to compensate Consultant for such services by granting Consultant options to acquire free-trading shares of the Company's common stock;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration the adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. SERVICES TO BE PROVIDED BY CONSULTANT. Consultant shall provide investor relations advisory services (the "SERVICES") to the Company.

         SECTION 2. PAYMENT BY THE COMPANY. In consideration of the Services being rendered, the Company shall grant Consultant options (the "OPTIONS") to acquire shares of the Company's common stock that shall have been registered with the Securities and Exchange Commission pursuant to a Form S-8 (the "SHARES") in the following amounts on the following dates so long as this Agreement is in effect:

     DATE OF GRANT           NO. OF SHARES     EXERCISE PRICE     VESTING DATE           TERM
     -------------           -------------     --------------     ------------           ----
     May 25, 2000              150,000              $0.54         June 1, 2000           3 years
     July 1, 2000              150,000              $0.54         July 1, 2000           3 years
     August 1, 2000            150,000              $0.54         August 1, 2000         3 years
     September 1, 2000         150,000              $0.54         September 1, 2000      3 years
     October 1, 2000           100,000              $0.54         October 1, 2000        3 years
     November 1, 2000          100,000              $0.54         November 1, 2000       3 years

     December 1, 2000          100,000              $0.75         December 1, 2000       3 years
     January 1, 2001           100,000              $0.75         January 1, 2001        3 years
     February 1, 2001          100,000              $0.75         February 1, 2001       3 years
     March 1, 2001             100,000              $0.75         March 1, 2001          3 years
     April 1, 2001             100,000              $0.75         April 1, 2001          3 years
     May 1, 2001               100,000              $0.75         May 1, 2001            3 years

     June 1, 2001              100,000              $1.00         June 1, 2001           3 years
     July 1, 2001              100,000              $1.00         July 1, 2001           3 years
     August 1, 2001            100,000              $1.00         August 1, 2001         3 years
     September 1, 2001         100,000              $1.00         September 1, 2001      3 years
     October 1, 2001           100,000              $1.00         October 1, 2001        3 years
     November 1, 2001          100,000              $1.00         November 1, 2001       3 years


         The terms of the Options shall be governed by an Option Agreement to be executed and delivered by the parties concurrently with this Agreement. Upon termination of this Agreement all unexercised Options shall automatically expire.

         SECTION 3. RESERVATION OF ISSUANCE. Consultant agrees that the Company reserves the right not to issue shares to him if the Company reasonably believes that the issuance thereof would be in violation of any federal or state securities laws. In such event, the Company shall have the right to pay Consultant equivalent value in such other form of consideration as the parties may mutually agree.

         SECTION 4. OBLIGATIONS OF CONSULTANT. Consultant shall (i) not engage in any act that the Company determines in its sole discretion may be deemed to be in competition with the Company; (ii) treat as confidential all company information disclosed to him by the Company, and Consultant shall return all such information in his possession to the Company at the end of this Agreement in whatever form such information may exist; (iii) perform all work for the Company to the highest professional standards, and (iv) not take any action in violation of any federal or state securities law. Consultant shall be responsible for the payment of all his federal, state, local income, social security and FICA taxes. Consultant acknowledges that the relationship with the Company is one of an independent contractor and not one of employment.

         SECTION 5. TERM AND TERMINATION. Either party may terminate the Agreement on one (1) business day's prior written notice, and if not so terminated, the Agreement shall expire on November 31, 2001.

         SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles. The parties hereby submit to the state and federal courts in San Diego County, California, and waive all defenses to venue or that the forum is inconvenient. THE PARTIES WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDINGS ARISING OUT OF THIS AGREEMENT.

         SECTION 7. MISCELLANEOUS. The parties may execute the Agreement by facsimile. This Agreement (1) may be executed in counterparts all of which together shall constitute one and the same instrument; (2) supercedes all previous oral and written agreements and negotiations relating to the subject matter hereof; (3) may not be modified except by an instrument in writing executed by the parties; and (4) shall inure to the successors and assigns of each party except that no party may assign any of its obligations hereunder without the written consent of the other party. In any proceedings brought hereunder the losing party shall pay all of the attorneys' fees and expenses of the other party incurred in such proceedings.

         IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first written above.

GENIUS PRODUCTS, INC.

/S/ Klaus Moeller
--------------------------
Klaus Moeller
CEO


/S/ Johnny Drummond
--------------------------
Johnny Drummond

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